SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               -------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (date of
earliest event reported):                                    December 19, 1997


                                    GPU, Inc.
               (Exact name of registrant as specified in charter)


      Pennsylvania                   1-6047               13-5516989
      --------------------------------------------------------------

 (State or other                    (Commission          (IRS employer
  jurisdiction of                    file number)      identification no.)
  incorporation)




           300 Madison Avenue, Morristown, New Jersey 07962-1911
           -----------------------------------------------------
         (Address of principal executive offices)         (Zip Code)




       Registrant's telephone number, including area code: (973) 455-8200
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ITEM 5.           OTHER EVENTS.

         1.       1997 Results Of Operations.
                  --------------------------

                  On January 20, 1998, the Company reported earnings for the year ended December 31, 1997 of $335.1 million, or $2.77 per share, as compared to 1996 earnings of $298.4 million, or $2.47 per share. Operating revenues for 1997 were $4,143.4 million as compared to 1996 operating revenues of $3,970.7 million.
                  Earnings for 1997 included a previously reported non-recurring charge of $109.3 million, or $0.90 per share, for a windfall profits tax imposed by the Government of the United Kingdom on privatized utilities, including Midlands Electricity plc, in which the Company owns a 50% share. In 1996, the Company reported a non-recurring charge of $74.5 million, or $0.62 per share, for the costs related to voluntary enhanced retirement programs.
                  The 1997 earnings increase was mainly due to increased earnings from the GPU International Group (including the result of the Company's policy of accruing U.S. income tax on its wordwide operations, which reduced its federal income tax liability by 31 cents per share); reduced operation and maintenance expenses; increased kilowatt sales to domestic utility customers; and the recording of step increases in operating revenues by Metropolitan Edison Company and Pennsylvania Electric Company as a result of including their energy cost rates in base rates and the cessation of deferred energy accounting, both effective January 1, 1997. These increases were partially offset by higher depreciation and financing expenses, increased amortizations due to a rate cap on


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Jersey  Central Power & Light  Company's  earnings and the absence,  in 1997, of gains associated with the 1996 reacquisition of preferred stock.
                  The Company also reported earnings for the quarter ended December 31, 1997 of $92.9 million, or $0.77 per share, as compared to $80.7 million, or $0.67 per share, for the same period in 1996.
                  A copy of the Company's related news release is annexed as an exhibit.

         2. Amendment to By-Laws.
            --------------------

                  Effective December 19, 1997, the Company amended Section 1 of its By-Laws to reflect a change in its principal office from Parsippany, New Jersey to the County of Morris, State of New Jersey.
                  A copy of the amendment to the Company's By-Laws is annexed as an exhibit.


Item 7.           Financial Statements, Pro Forma Financial
                  Information and Exhibits.

                  (c) Exhibits.

                           1.       GPU News Release, dated January 20, 1998.

                           2. Text of Amendment to Section 1 of By-Laws of GPU, Inc. effective December 19, 1997.





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                                    SIGNATURE

                  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

                                    GPU, INC.


                                    By:______________________________
                                         T.G. Howson
                                         Vice President and Treasurer


Date:  January 20, 1998